Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 29% TO $56.6 BILLION
SEATTLE—(BUSINESS WIRE) October 25, 2018—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2018.
Operating cash flow increased 57% to $26.6 billion for the trailing twelve months, compared with $17.0 billion for the trailing twelve months ended September 30, 2017. Free cash flow increased to $15.4 billion for the trailing twelve months, compared with $8.0 billion for the trailing twelve months ended September 30, 2017. Free cash flow less lease principal repayments increased to $8.1 billion for the trailing twelve months, compared with $3.5 billion for the trailing twelve months ended September 30, 2017. Free cash flow less finance lease principal repayments and assets acquired under capital leases increased to an inflow of $5.4 billion for the trailing twelve months, compared with an outflow of $1.1 billion for the trailing twelve months ended September 30, 2017.
Common shares outstanding plus shares underlying stock-based awards totaled 507 million on September 30, 2018, compared with 503 million one year ago.
Net sales increased 29% to $56.6 billion in the third quarter, compared with $43.7 billion in third quarter 2017. Excluding the $260 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 30% compared with third quarter 2017.
Operating income increased to $3.7 billion in the third quarter, compared with operating income of $347 million in third quarter 2017.
Net income increased to $2.9 billion in the third quarter, or $5.75 per diluted share, compared with net income of $256 million, or $0.52 per diluted share, in third quarter 2017.
“Amazon Business has now reached a $10 billion annual sales run rate and is serving millions of private and public-sector organizations in eight countries,” said Jeff Bezos, Amazon founder and CEO. “And we’re not slowing down — Amazon Business is adding customers rapidly, including large educational institutions, local governments, and more than half of the Fortune 100. These organizations are choosing Amazon Business because it increases transparency into business spending and streamlines purchasing, with increased control. The team is doing a fantastic job building and innovating for customers.”
Highlights

•
Amazon introduced a new family of Echo devices: the next generation Echo Dot, Echo Plus, and Echo Show; Echo Auto, the new Echo for the car; and companion devices, including Echo Wall Clock, Echo Input, Echo Sub, Echo Link, and Echo Link Amp.

•
Amazon introduced the all-new Fire HD 8 tablet, featuring an 8” HD display, a quad-core processor, 16 GB of internal storage with support for up to 400 GB more via microSD, up to 10 hours of mixed use battery life, and hands-free access to Alexa. Amazon also expanded availability for Show Mode on Fire tablets and launched the Show Mode Charging Dock in the U.K. and Germany.

•
Amazon announced new experiences designed for kids and parents, including: the all-new Fire HD 8 Kids Edition tablet; Spanish language support for Amazon FreeTime and Amazon FreeTime Unlimited, with over 1,000 kid-friendly Spanish language books, videos, apps, games, and Audible books; and new FreeTime on Alexa features including routines, podcasts, and skills for kids.

•	Amazon introduced the new Kindle Paperwhite, which is thinner, lighter, and waterproof with a flush-front display.

•
Amazon announced Fire TV Recast, a DVR that lets you watch and record live over-the-air TV at home and on mobile devices with no monthly fees. Additionally, Amazon introduced Fire TV Stick 4K, the first streaming media stick to support HDR10+ and Dolby Vision, in the U.S., Canada, Germany, India, Japan, and the U.K.

•	Amazon and Ring announced the all-new Stick Up Cam, an indoor/outdoor HD home security camera that comes in battery and wired versions.

•
The number of Alexa-compatible smart home devices has quintupled year to date to more than 20,000 devices from over 3,500 brands. Through new tools including updated Alexa Smart Home Skill APIs and the Alexa Connect Kit, developers and device makers can enable voice control of any device and feature with Alexa. The AmazonBasics Microwave is the first device built with these new tools.

•
Amazon announced new Alexa smart home features, including: Alexa Guard, which helps keep customers’ homes safe when they are away; Hunches, which allows Alexa to sense when connected smart devices are not in their usual state; and Frustration-Free Setup, designed to make it easy to connect new smart home devices to Wi-Fi.

•
Amazon announced new scientific advances in Alexa’s artificial intelligence, including: the application of deep neural networks to advance Alexa's ability to detect challenging acoustic phenomena such as whispered speech and anomalous events like glass breaking; breakthroughs in combining transfer learning and deep learning to teach Alexa new languages and capabilities faster; improved contextual understanding and added memory to help customers discover skills and ask follow-up questions more naturally; and the use of active learning and unsupervised learning to improve foundational wake word detection, speech recognition, and natural language understanding.

•
Alexa is getting even smarter. She can give more updates on sports with predictions, live streams, and summaries; answer more questions about upcoming concerts and top music venues worldwide; help with even more math, science, engineering, and geography questions; show more videos and live TV with Hulu and NBC; walk you through step-by-step cooking instructions on Echo Show; call more people with Skype voice and video calling; and much more.

•
Amazon introduced new Alexa experiences for the car, including an upcoming integration of Alexa into select Audi vehicles; the Alexa Auto SDK, which lets automakers and suppliers build Alexa into in-car infotainment systems; and Echo Auto, an easy and affordable way for customers to bring Alexa into vehicles they already own.

•
Amazon introduced new tools for Alexa skill developers and device makers, including the Alexa Presentation Language, a new language that enables developers to build rich visual Alexa skills and customize them for different device types; and the Alexa Smart Screen and TV Device SDK, a solution that enables device makers to create screen-based products with Alexa. Companies are using the SDK to create new visual devices and experiences, including Lenovo and Sony.

•	Prime Video and Comcast announced an agreement to launch Prime Video on Comcast’s Xfinity X1, giving Xfinity TV customers easy access to thousands of additional premium shows and movies online.

•
NFL Thursday Night Football (TNF) returned to Prime Video for a second season, reaching more than 8 million combined viewers worldwide in the first 4 games on Prime Video and Twitch. Amazon added a new alternative audio feed this season featuring sports journalists Hannah Storm and Andrea Kremer, the first-ever all-female sportscasting team to call NFL games, available exclusively on Prime Video. In addition, Amazon is bringing interactivity to TNF with several innovations including X-Ray for TNF on FireTV, enabling fans to access live stats, player information, and in-app shopping; as well as the TNF on Twitch experience, allowing members of the global interactive community to watch, comment, and predict game outcomes.

•
Prime Video debuted Original Series Tom Clancy’s Jack Ryan, The Romanoffs, and season 3 of The Man in the High Castle. Prime Video continues to announce Original Series debuting in 2018, including: Homecoming, a psychological thriller starring Julia Roberts, and produced and directed by Sam Esmail; as well as season 2 of The Marvelous Mrs. Maisel, recent winner of eight Emmy awards including Outstanding Comedy Series.

•
Amazon continues to enable flexibility in Prime membership options internationally, launching monthly Prime membership in Canada and Mexico, quarterly Prime membership in China, and monthly Prime Student membership in Germany.

•
Amazon launched the Prime Credit Card in Germany, which comes with no annual credit card fee and enables Prime members to enjoy 3% in reward points for their purchases on Amazon.de and 0.5% in reward points for all other payments where Visa is accepted.

•
Amazon launched Prime Book Box to all U.S. Prime members. The subscription service delivers curated children’s books every one, two, or three months for just $22.99 per box, saving Prime members up to 35% off list price.

•
Amazon expanded grocery delivery from Whole Foods Market through Prime Now. The service is currently available in more than 60 U.S. cities, offering customers delivery in as fast as an hour on thousands of natural and organic groceries and locally-sourced items.

•
Amazon launched grocery pickup from Whole Foods Market through Prime Now, allowing customers to place their order via the Prime Now app and pick up their groceries in as little as 30 minutes. The service is available in more than 10 U.S. cities with plans for continued expansion.

•
Amazon Go, a new kind of physical store with no checkout required, recently opened five new stores in Seattle, Chicago, and San Francisco. Amazon Go’s checkout-free experience is enabled by our Just Walk Out Technology, a combination of computer vision, sensor fusion, and deep learning.

•
Amazon launched Amazon 4-star in New York City, a physical store that carries a highly-curated selection of products from the top categories across Amazon.com including devices, consumer electronics, toys, games, books, kitchen, home, and more. Products in the store are rated 4 stars and above, are a top seller, or are new and trending on Amazon.com.

•
Amazon introduced Amazon Storefronts in the U.S., Germany, and the U.K. Combined, these new stores allow customers to shop online for over one million products exclusively from small and medium-sized businesses selling on Amazon.

•
Amazon launched Amazon.com.tr in Turkey, offering customers millions of products across 15 categories from over 1,000 local sellers, along with low prices and free delivery for orders above 50 Turkish Lira.

•
Amazon India announced the launch of Amazon.in in Hindi. Customers can now read detailed product information, find deals and discounts, place the orders, pay for their orders, manage their account information, track their orders and view order history conveniently in Hindi.

•
Amazon Fashion continues to expand and enhance its selection with a variety of styles for customers including partnering with J.Crew to launch J.Crew Mercantile on Amazon Fashion, bringing Calvin Klein’s re-launch of its new denim assortment to customers, and adding a wide collection from Ralph Lauren’s CHAPS brand.

•
Amazon Business is generating $10 billion in annualized sales, serving hundreds of thousands of business sellers and millions of customers across eight countries. Amazon Business launched new Business Prime benefits in the U.S., Germany, and Japan including Spend Visibility and Guided Buying features.

•
Amazon and American Express launched the Amazon Business American Express Card offering flexible benefits that allow small businesses to choose rewards or payment terms purchase by purchase without an annual credit card fee. Benefits vary based on customers’ Prime membership; eligible Prime and Business Prime members can choose between 5% back and 90-day payment terms on U.S. purchases at Amazon Business, Amazon Web Services, Amazon.com, and Whole Foods Market.

•
Amazon acquired PillPack, an online pharmacy that offers pre-sorted doses of medications, home delivery, and a commitment to customer service. The two companies will work together to offer customers the best possible pharmacy experience.

•
Amazon announced it is increasing its hourly minimum wage to $15 in the U.S., £10.50 in the London area, and £9.50 in the rest of the U.K. The increase is for all full-time, part-time, temporary (including those hired by agencies), and seasonal employees in these locations, effective November 1. The new minimum wages will benefit more than 250,000 Amazon employees in the U.S. and 17,000 Amazon employees in the U.K. In addition, it will benefit over 100,000 seasonal employees in the U.S. and over 20,000 in the U.K. who will be hired at Amazon sites across the country this holiday. All of Amazon’s U.S. and U.K. hourly operations and customer service employees will see an increase, including those whose base wage is already at the higher minimum wage.

•
Amazon announced a $10 million investment in Closed Loop Fund to support recycling infrastructure in the U.S. This investment will improve recycling for three million homes in communities across the country, diverting one million tons of recyclable material from landfill into the recycling stream and eliminating the equivalent of two million metric tons of CO2 by 2028.

•
In response to Hurricanes Florence and Michael in the U.S., the Disaster Relief by Amazon team deployed more than 30 trucks with more than 600,000 Amazon-donated disaster relief items, including: bottles of water, food, supplies for children, and other essentials. In addition, thousands of Amazon customers donated items and money to the American Red Cross, Feeding America, and Save the Children through their Wish Lists, Amazon Pay, and for the first time, via Alexa.

•
Amazon Web Services (AWS) announced several new customer commitments and major migrations during the quarter: DoorDash is all-in on AWS; Hubspot and Samsung Heavy Industries selected AWS as their Preferred Public Cloud Provider; and Yelp moved its master database from its own data center to AWS, completing its migration to the AWS cloud.

•
Together with DXC, AWS announced a multi-year, global agreement to build a new multi-billion dollar DXC - AWS Integrated Practice that will deliver IT migration, application transformation, and business innovation to global Fortune 1000 clients. The DXC - AWS Integrated Practice will offer clients secure, cloud-first solutions that combine the breadth and depth of cloud services offered through AWS with DXC enterprise services to enable them to innovate in their industries, be more agile, and better adapt to dynamic market conditions with speed and at scale while also modernizing their operations for a digital era.

•
AWS announced the general availability of new High Memory instances for Amazon Elastic Compute Cloud (Amazon EC2). Built to run large in-memory databases, including production deployments of SAP HANA, Amazon EC2 High Memory instances deliver 6 TB, 9 TB, and 12 TB of memory today, with 18 TB and 24 TB instances coming in 2019.

•
AWS announced the general availability of T3 instances, the next generation of burstable general-purpose instances for Amazon EC2, providing up to 30 percent improved price performance than previous generation T2 instances. Designed for applications with variable CPU usage that experience occasional spikes in demand, T3 instances enable customers’ applications to burst seamlessly to meet temporary traffic peaks and then scale back down to operate at typical traffic levels. T3 instances feature Intel Xeon Scalable processors and support up to 5 Gbps in peak network bandwidth.

•
AWS announced general availability of a high frequency instance (z1d) for Amazon EC2, as well as the next generation of memory optimized instances (R5), and memory optimized instances with local storage (R5d). z1d instances are designed for workloads requiring the highest single-thread performance along with a large amount of memory; these are workloads such as electronic design automation, relational databases, and financial simulations. R5 and R5d instances deliver improved price-per-gigabyte for memory intensive applications, such as high performance databases, in-memory caches and databases, and big data analytics.

•
AWS announced the general availability of Amazon Aurora Serverless, a new deployment option for Amazon Aurora that automatically starts, scales, and shuts down database capacity with per-second billing for applications with less predictable usage patterns. Amazon Aurora Serverless offers database capacity without the need to provision, scale, and manage any servers, and brings the power of the MySQL-compatible database built for the cloud to applications with intermittent or cyclical usage patterns.

•
At VMworld 2018, AWS announced Amazon Relational Database Service (Amazon RDS) on VMware. Amazon RDS on VMware is a service that will make it easy for customers to set up, operate, and scale databases in VMware-based software-defined data centers and hybrid environments and to migrate them to AWS or VMware Cloud on AWS. Available in the coming months, Amazon RDS on VMware will support Microsoft SQL Server, Oracle, PostgreSQL, MySQL, and MariaDB databases.

•
Together with VMware, AWS announced the expansion of VMware Cloud on AWS into the AWS Asia Pacific (Sydney) Region, with additional regions expected to go live in Q4 including Asia Pacific (Tokyo), EU (Ireland), U.S. West (N. California), U.S. East (Ohio), and AWS GovCloud (U.S.). VMware Cloud on AWS offers customers an operationally consistent and familiar way to run, manage, and secure applications in a hybrid cloud, with access to a broad range of innovative and comprehensive AWS services and robust disaster protection. New customers include Massachusetts Institute of Technology, Playtika, and Stagecoach.

•
AWS announced two more Amazon Lightsail instance sizes at the top end of the range, 16 GB and 32 GB, and reduced pricing by up to 50 percent for existing instances. Amazon Lightsail gives customers access to the power of AWS with the simplicity of a virtual private server. This marks the fourth time AWS has reduced prices thus far in 2018, and the 67th time since its inception.

•
AWS announced the general availability of IoT Device Defender, a fully-managed service that helps customers keep their connected devices safe by auditing device fleets, detecting anomalous behavior, and recommending mitigations for any issues found. AWS IoT Device Defender makes it easy to maintain and enforce IoT configurations - such as ensuring device identity, authenticating and authorizing devices, and encrypting device data - while allowing customers to work at scale and in an environment that contains multiple types of devices.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 25, 2018, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Fourth Quarter 2018 Guidance

•
Net sales are expected to be between $66.5 billion and $72.5 billion, or to grow between 10% and 20% compared with fourth quarter 2017. This guidance anticipates an unfavorable impact of approximately 80 basis points from foreign exchange rates.

•	Operating income is expected to be between $2.1 billion and $3.6 billion, compared with $2.1 billion in fourth quarter 2017.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2017	2018	2017	2018	2017	2018

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$13,851	$20,536	$19,934	$21,856	$14,124	$13,960
OPERATING ACTIVITIES:
Net income	256	2,883	1,176	7,046	1,926	8,902
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	2,912	3,778	7,980	11,079	10,277	14,577
Stock-based compensation	1,085	1,350	3,036	4,001	3,923	5,180
Other operating expense, net	43	62	146	202	177	258
Other expense (income), net	(128)	96	(288)	22	(267)	17
Deferred income taxes	(74)	266	279	268	(2)	(40)
Changes in operating assets and liabilities:
Inventories	(1,593)	(1,094)	(1,328)	36	(2,371)	(2,220)
Accounts receivable, net and other	(1,760)	(2,884)	(2,016)	(3,220)	(3,938)	(5,983)
Accounts payable	2,974	3,894	(1,803)	(3,618)	5,479	5,285
Accrued expenses and other	(122)	237	(1,778)	(2,193)	476	(131)
Unearned revenue	184	—	603	623	1,316	759
Net cash provided by (used in) operating activities	3,777	8,588	6,007	14,246	16,996	26,604
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(3,074)	(3,352)	(8,336)	(9,693)	(10,750)	(13,312)
Proceeds from property and equipment incentives	415	825	1,314	1,490	1,723	2,073
Acquisitions, net of cash acquired, and other	(13,213)	(976)	(13,891)	(1,855)	(13,893)	(1,936)
Sales and maturities of marketable securities	2,211	1,964	6,191	6,301	7,384	9,787
Purchases of marketable securities	(4,817)	(4,033)	(10,381)	(5,040)	(13,633)	(7,390)
Net cash provided by (used in) investing activities	(18,478)	(5,572)	(25,103)	(8,797)	(29,169)	(10,778)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	16,049	143	16,119	363	16,653	472
Repayments of long-term debt and other	(71)	(183)	(159)	(533)	(217)	(1,675)
Principal repayments of capital lease obligations	(1,267)	(2,247)	(3,327)	(5,544)	(4,331)	(7,016)
Principal repayments of finance lease obligations	(49)	(82)	(134)	(211)	(175)	(277)
Net cash provided by (used in) financing activities	14,662	(2,369)	12,499	(5,925)	11,930	(8,496)
Foreign currency effect on cash, cash equivalents, and restricted cash	148	(151)	623	(348)	79	(258)
Net increase (decrease) in cash, cash equivalents, and restricted cash	109	496	(5,974)	(824)	(164)	7,072
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$13,960	$21,032	$13,960	$21,032	$13,960	$21,032
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$5	$283	$155	$733	$299	$907
Cash paid for interest on capital and finance lease obligations	112	165	235	419	296	503
Cash paid for income taxes, net of refunds	172	200	865	1,013	960	1,106
Property and equipment acquired under capital leases	2,256	2,329	6,867	6,934	8,905	9,704
Property and equipment acquired under build-to-suit leases	750	962	2,698	2,498	3,114	3,340
______________________________
As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018

Net product sales	$28,768	$33,746	$77,248	$97,215
Net service sales	14,976	22,830	40,165	63,289
Total net sales	43,744	56,576	117,413	160,504
Operating expenses:
Cost of sales	27,549	33,003	73,439	94,370
Fulfillment	6,420	8,275	16,275	23,999
Marketing	2,479	3,303	6,629	8,902
Technology and content	5,944	7,162	16,306	21,168
General and administrative	960	1,041	2,630	3,219
Other operating expense, net	45	68	155	211
Total operating expenses	43,397	52,852	115,434	151,869
Operating income	347	3,724	1,979	8,635
Interest income	54	117	137	290
Interest expense	(228)	(358)	(510)	(1,030)
Other income (expense), net	143	(93)	329	16
Total non-operating income (expense)	(31)	(334)	(44)	(724)
Income before income taxes	316	3,390	1,935	7,911
Provision for income taxes	(58)	(508)	(755)	(870)
Equity-method investment activity, net of tax	(2)	1	(4)	5
Net income	$256	$2,883	$1,176	$7,046
Basic earnings per share	$0.53	$5.91	$2.46	$14.49
Diluted earnings per share	$0.52	$5.75	$2.39	$14.10
Weighted-average shares used in computation of earnings per share:
Basic	481	488	479	486
Diluted	494	501	492	500

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018

Net income	$256	$2,883	$1,176	$7,046
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $10, $2, $(5), and $19	104	(101)	486	(512)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $(1), $0, $1, and $8	(2)	—	(10)	(43)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0, and $0	3	1	8	5
Net unrealized gains (losses) on available-for-sale debt securities	1	1	(2)	(38)
Total other comprehensive income (loss)	105	(100)	484	(550)
Comprehensive income	$361	$2,783	$1,660	$6,496

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018

North America
Net sales	$25,446	$34,348	$68,808	$97,242
Operating expenses	25,334	32,316	67,664	92,227
Operating income	$112	$2,032	$1,144	$5,015

International
Net sales	$13,714	$15,549	$36,259	$45,037
Operating expenses	14,650	15,934	38,401	46,536
Operating income (loss)	$(936)	$(385)	$(2,142)	$(1,499)

AWS
Net sales	$4,584	$6,679	$12,346	$18,225
Operating expenses	3,413	4,602	9,369	13,106
Operating income	$1,171	$2,077	$2,977	$5,119

Consolidated
Net sales	$43,744	$56,576	$117,413	$160,504
Operating expenses	43,397	52,852	115,434	151,869
Operating income	347	3,724	1,979	8,635
Total non-operating income (expense)	(31)	(334)	(44)	(724)
Provision for income taxes	(58)	(508)	(755)	(870)
Equity-method investment activity, net of tax	(2)	1	(4)	5
Net income	$256	$2,883	$1,176	$7,046

Segment Highlights:
Y/Y net sales growth:
North America	35%	35%	29%	41%
International	29	13	21	24
AWS	42	46	42	48
Consolidated	34	29	27	37
Net sales mix:
North America	58%	61%	59%	61%
International	31	27	31	28
AWS	11	12	10	11
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2017	September 30, 2018
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,522	$20,425
Marketable securities	10,464	9,340
Inventories	16,047	15,862
Accounts receivable, net and other	13,164	14,258
Total current assets	60,197	59,885
Property and equipment, net	48,866	58,019
Goodwill	13,350	14,553
Other assets	8,897	11,238
Total assets	$131,310	$143,695
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,616	$30,904
Accrued expenses and other	18,170	18,420
Unearned revenue	5,097	6,000
Total current liabilities	57,883	55,324
Long-term debt	24,743	24,684
Other long-term liabilities	20,975	24,562
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 507 and 512
Outstanding shares — 484 and 489	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	21,389	25,375
Accumulated other comprehensive loss	(484)	(1,034)
Retained earnings	8,636	16,616
Total stockholders’ equity	27,709	39,125
Total liabilities and stockholders’ equity	$131,310	$143,695

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$17,802	$16,996	$18,365	$18,194	$21,793	$26,604	57%
Operating cash flow -- TTM Y/Y growth	36%	13%	7%	4%	22%	57%	N/A
Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives -- TTM	$8,207	$9,027	$10,058	$10,924	$11,372	$11,239	25%
Principal repayments of capital lease obligations -- TTM	$4,003	$4,331	$4,799	$5,981	$6,037	$7,016	62%
Principal repayments of finance lease obligations -- TTM	$170	$175	$200	$235	$244	$277	58%
Property and equipment acquired under capital leases -- TTM	$8,019	$8,905	$9,637	$10,020	$9,631	$9,704	9%
Free cash flow -- TTM (1) (2)	$9,595	$7,969	$8,307	$7,270	$10,421	$15,365	93%
Free cash flow less lease principal repayments -- TTM (1) (3)	$5,422	$3,463	$3,308	$1,054	$4,140	$8,072	133%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$1,406	$(1,111)	$(1,530)	$(2,985)	$546	$5,384	N/A
Invested capital (5)	$45,537	$52,690	$60,368	$68,377	$76,600	$85,059	61%
Common shares and stock-based awards outstanding	502	503	504	504	506	507	1%
Common shares outstanding	480	482	484	485	487	489	1%
Stock-based awards outstanding	22	21	20	19	19	18	(15)%
Stock-based awards outstanding -- % of common shares outstanding	4.5%	4.4%	4.2%	3.9%	3.9%	3.7%	N/A
Results of Operations
Worldwide (WW) net sales	$37,955	$43,744	$60,453	$51,042	$52,886	$56,576	29%
WW net sales -- Y/Y growth, excluding F/X	26%	33%	36%	39%	37%	30%	N/A
WW net sales -- TTM	$150,123	$161,154	$177,866	$193,194	$208,125	$220,958	37%
WW net sales -- TTM Y/Y growth, excluding F/X	26%	27%	31%	34%	36%	35%	N/A
Operating income	$628	$347	$2,127	$1,927	$2,983	$3,724	974%
F/X impact -- favorable (unfavorable)	$(38)	$(39)	$(33)	$(29)	$42	$90	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(48)%	(33)%	72%	95%	369%	948%	N/A
Operating margin -- % of WW net sales	1.7%	0.8%	3.5%	3.8%	5.6%	6.6%	N/A
Operating income -- TTM	$3,462	$3,234	$4,106	$5,028	$7,384	$10,762	233%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(9)%	(17)%	1%	25%	115%	231%	N/A
Operating margin -- TTM % of WW net sales	2.3%	2.0%	2.3%	2.6%	3.5%	4.9%	N/A
Net income	$197	$256	$1,856	$1,629	$2,534	$2,883	N/A
Net income per diluted share	$0.40	$0.52	$3.75	$3.27	$5.07	$5.75	N/A
Net income -- TTM	$1,922	$1,926	$3,033	$3,938	$6,275	$8,902	362%
Net income per diluted share -- TTM	$3.94	$3.94	$6.15	$7.90	$12.63	$17.85	353%
______________________________

(1)	As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to add restricted cash to cash and cash equivalents.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net of proceeds from property and equipment incentives,” which both are included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Y/Y % Change
Segments
North America Segment:
Net sales	$22,370	$25,446	$37,302	$30,725	$32,169	$34,348	35%
Net sales -- Y/Y growth, excluding F/X	27%	35%	42%	46%	44%	35%	N/A
Net sales -- TTM	$88,476	$95,048	$106,110	$115,843	$125,642	$134,545	42%
Operating Income:
Operating income	$436	$112	$1,692	$1,149	$1,835	$2,032	N/A
F/X impact -- favorable (unfavorable)	$11	$(12)	$(8)	$(10)	$1	$9	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(40)%	(51)%	108%	95%	321%	N/A	N/A
Operating margin -- % of North America net sales	1.9%	0.4%	4.5%	3.7%	5.7%	5.9%	N/A
Operating income -- TTM	$2,102	$1,960	$2,837	$3,390	$4,788	$6,708	242%
Operating margin -- TTM % of North America net sales	2.4%	2.1%	2.7%	2.9%	3.8%	5.0%	N/A
International Segment:
Net sales	$11,485	$13,714	$18,038	$14,875	$14,612	$15,549	13%
Net sales -- Y/Y growth, excluding F/X	22%	28%	22%	21%	21%	15%	N/A
Net sales -- TTM	$47,119	$50,224	$54,297	$58,111	$61,239	$63,074	26%
Operating income (loss):
Operating income (loss)	$(724)	$(936)	$(919)	$(622)	$(494)	$(385)	(59)%
F/X impact -- favorable (unfavorable)	$(59)	$(13)	$20	$70	$86	$47	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	393%	71%	93%	44%	(20)%	(54)%	N/A
Operating margin -- % of International net sales	(6.3)%	(6.8)%	(5.1)%	(4.2)%	(3.4)%	(2.5)%	N/A
Operating income (loss) -- TTM	$(2,233)	$(2,629)	$(3,062)	$(3,202)	$(2,971)	$(2,420)	(8)%
Operating margin -- TTM % of International net sales	(4.7)%	(5.2)%	(5.6)%	(5.5)%	(4.9)%	(3.8)%	N/A
AWS Segment:
Net sales	$4,100	$4,584	$5,113	$5,442	$6,105	$6,679	46%
Net sales -- Y/Y growth, excluding F/X	42%	42%	44%	48%	49%	46%	N/A
Net sales -- TTM	$14,529	$15,882	$17,459	$19,240	$21,244	$23,339	47%
Operating income:
Operating income	$916	$1,171	$1,354	$1,400	$1,642	$2,077	77%
F/X impact -- favorable (unfavorable)	$10	$(14)	$(45)	$(89)	$(45)	$34	N/A
Operating income -- Y/Y growth, excluding F/X	26%	38%	51%	67%	84%	75%	N/A
Operating margin -- % of AWS net sales	22.3%	25.5%	26.5%	25.7%	26.9%	31.1%	N/A
Operating income -- TTM	$3,593	$3,903	$4,331	$4,840	$5,567	$6,473	66%
Operating margin -- TTM % of AWS net sales	24.7%	24.6%	24.8%	25.2%	26.2%	27.7%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Y/Y % Change
Net Sales:
Online stores (1)	$23,754	$26,392	$35,383	$26,939	$27,165	$29,061	10%
Online stores - Y/Y growth, excluding F/X	18%	22%	17%	13%	12%	11%	N/A
Physical stores (2)		$1,276	$4,522	$4,263	$4,312	$4,248	N/A
Third-party seller services (3)	$6,991	$7,928	$10,523	$9,265	$9,702	$10,395	31%
Third-party seller services - Y/Y growth, excluding F/X	40%	40%	38%	39%	36%	32%	N/A
Subscription services (4)	$2,165	$2,441	$3,177	$3,102	$3,408	$3,698	52%
Subscription services - Y/Y growth, excluding F/X	53%	59%	47%	56%	55%	52%	N/A
AWS	$4,100	$4,584	$5,113	$5,442	$6,105	$6,679	46%
AWS - Y/Y growth, excluding F/X	42%	42%	44%	48%	49%	46%	N/A
Other (5)	$945	$1,123	$1,735	$2,031	$2,194	$2,495	122%
Other - Y/Y growth, excluding F/X	53%	58%	60%	132%	129%	123%	N/A

Stock-based Compensation Expense
Cost of sales	$12	$13	$14	$15	$19	$19	50%
Fulfillment	$261	$230	$256	$244	$320	$269	17%
Marketing	$133	$135	$148	$161	$190	$201	48%
Technology and content	$633	$595	$637	$631	$788	$719	21%
General and administrative	$119	$112	$124	$132	$151	$142	27%
Total stock-based compensation expense	$1,158	$1,085	$1,179	$1,183	$1,468	$1,350	24%
Other
WW shipping costs	$4,568	$5,401	$7,368	$6,069	$5,990	$6,568	22%
WW shipping costs -- Y/Y growth	36%	39%	31%	38%	31%	22%	N/A
WW paid units -- Y/Y growth (6)	27%	25%	23%	22%	17%	15%	N/A
WW seller unit mix -- % of WW paid units (6)	51%	50%	51%	52%	53%	53%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	382,400	541,900	566,000	563,100	575,700	613,300	13%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	42%	77%	66%	60%	51%	13%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)	Includes product sales where our customers physically select items in a store.

(3)	Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, digital video, e-book, digital music, and other non-AWS subscription services.

(5)	Primarily includes sales of advertising services, as well as sales related to our other service offerings.

(6)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/about